UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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On December 24, 2008, Project Victor Holdings, Inc. and SM&A entered into the following letter agreement:

SM&A
4695 MacArthur Court
8th Floor
Newport Beach, California 92660
December 24, 2008
Project Victor Holdings, Inc.
c/o Odyssey Investment Partners, LLC
21650 Oxnard Street, Suite 1650
Woodland Hills, CA 91367
Attention: Bill Hopkins
          Re: Assumption of Certain Options
Dear Bill:
     Reference is hereby made to that certain Agreement and Plan of Merger, dated as of October 31, 2008 (the “Merger Agreement”), by and among SM&A, a Delaware corporation (the “Company”), Project Victor Holdings, Inc., a Delaware corporation (“Parent”), and Project Victor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. Capitalized terms used without definition herein have the meanings given to them in the Merger Agreement.
     The parties hereto, being all of the parties required to amend the Merger Agreement pursuant to Section 9.2 of the Merger Agreement, hereby agree that the phrase “prior to the date that is five (5) Business Days before the Closing Date” in the last sentence of Section 4.3(a)(i) of the Merger Agreement is hereby amended to read “prior to the Closing Date” so that such sentence now reads in its entirety as follows:
Notwithstanding the foregoing, the Company and Parent may mutually agree prior to the Closing Date that certain Company Options will not become fully vested and be cancelled as provided above and instead be assumed by Parent concurrently with the consummation of the Merger (any Company Option to be so assumed, an “Assumed Option”).
     All other terms of the Merger Agreement shall remain in effect and shall be unaffected by the foregoing amendment.
     Pursuant to such last sentence of Section 4.3(a)(i), as amended, the Company and Parent hereby agree that all of the Company Options held by Cathy McCarthy that have an exercise price of less than $6.25 per share, which Company Options together allow for the purchase of 206,000 shares of common stock of the Company, shall be Assumed Options.
     This letter agreement, and the amendment herein, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to such laws regarding choice or conflict of laws, and may be executed in multiple counterparts by the parties hereto, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This letter agreement represents the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior agreements among the parties with respect to such matters.
     Please indicate your agreement with the provisions of this letter agreement, and the amendment set forth herein, by countersigning it where indicated below and returning it to the Company at the address set forth above.

Sincerely, SM&A, a Delaware corporation
By:	/s/ James Eckstaedt
James Eckstaedt
Executive Vice President, Finance, Chief Financial Officer and Secretary

Accepted and Agreed To:
PROJECT VICTOR HOLDINGS, INC.,
a Delaware corporation

By: Name:	/s/ Robert Aikman Robert Aikman
Title:	Director